                                                                      Exhibit 21

              Subsidiaries of Allied Healthcare International Inc.

Subsidiary                                                                 Jurisdiction of Organization

Allied Healthcare Group Limited (formerly known as                                   England
   Transworld Holdings (UK) Limited)
Allied Healthcare Holdings Limited (formerly known as Transworld                     England
   Healthcare (UK) Limited)
     Staffing Enterprise Limited                                                     England
     Staffing Enterprise (PSV) Limited                                               England
     Inver Healthcare Limited                                                        England
     Balfor Medical Limited                                                          England
     Medic-One Group Limited                                                         England
     Crystalglen Limited                                                             England
     Nightingale Nursing Bureau Limited                                              England
     Omnicare Limited                                                                England
       Allied Healthcare (UK) Limited                                                England
       Allied Oxycare Limited                                                        England
         Medigas Limited                                                             England